                                                                  Exhibit (d)(4)

                                [LOGO] MatrixOne

                                 1996 STOCK PLAN
                             Stock Option Agreement

MatrixOne, Inc. ("Company") hereby grants the following stock option pursuant to its 1996 Stock Plan. This stock option is subject to the attached documents referenced below, which are incorporated herein.

Name of Employee ("Employee"): .......................................................... "Employee Name"
Date of this option grant: ..................................................................... "x/x/03"
Number of shares of Company Common Stock subject to this option ("Option Shares"): .................... x
Option exercise price per share: ...................................................................... x
Number, if any, of Option Shares that may be purchased on grant date: ................................. x
Number of Option Shares subject to vesting schedule: .................................................. x
Vesting Start Date: ................................................................................... x
Type of Option ................................................................... "Type of Stock Option"
Attached Documents .................... "1996 Stock Plan - Stock Option Agreement - Terms and Conditions"

                                Vesting Schedule

               Date                    Shares Become Exercisable
               ----                    -------------------------
               x ...................................... x shares
               x ........................... x additional shares
               x ........................... x additional shares
               x ........................... x additional shares
               x ........................... x additional shares
               x ........................... x additional shares
               x ........................... x additional shares
               x ........................... x additional shares
               x ........................... x additional shares
               x ........................... x additional shares

Payment alternatives - specify any of Section 8(a)(i) though (iv): ...... "Section 8(a) (i) through (iv)"

================================================================================
                                         MATRIXONE, INC.

____________________________________     By:____________________________________
Signature of Employee                       Its Duly Authorized Representative

____________________________________
Street Address

____________________________________
City/State/Zip Code

                                [LOGO] MatrixOne

                                 1996 Stock Plan
                  Stock Option Agreement - Terms and Conditions

1. Grant Under 1996 Stock Plan. This option is granted pursuant to and is governed by the Company's Second Amended and Restated 1996 Stock Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

2.   Type of Stock Option; Other Options.

     (a) Type of Stock Option: The cover page hereof specifies the option type. If the type is "Incentive Stock Option", this option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"). If the type is "Nonqualified Stock Option", this option is a non-statutory stock option and is not intended to qualify as an incentive stock option under Section 422 of the Code.

     (b) Other Options: This option is in addition to any other options heretofore of hereafter granted to the Employee by the Company or any Related Corporation (as defined in the Plan), but a duplicate original of this instrument shall not affect the grant of another option.

3. Vesting of Option if Employment Continues. The Employee may exercise this option on or after the date of this option grant for the number of shares of Common Stock, if any, indicated on the cover page hereof. If the Employee has remained continuously employed by the Company through the dates listed on the vesting schedule set forth on the cover page hereof, the Employee may exercise this option for the additional number of shares of Common Stock set opposite the applicable vesting date. Notwithstanding the foregoing, the Board may, under certain circumstances, accelerate the date that any installment of this option becomes exercisable. The foregoing rights are cumulative and (subject to Sections 4 or 5 hereof if the Employee ceases to be employed by the Company) may be exercised only before the date which is ten years from the date of this option grant.

4.   Termination of Employment.

     (a) Termination Other Than for Cause: If the Employee ceases to be employed by the Company and all Related Corporations, other than by reason of death or disability as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option shall terminate (and may no longer be exercised) on the earlier of (i) sixty (60) days after the termination of the Employee's employment, or (ii) the scheduled expiration date of this option. In such a case, the Employee's only rights hereunder shall be those which are properly exercised before the termination of this option.

     (b) Termination for Cause: If the employment of the Employee is terminated for Cause (as defined in Section 4(c)), this option shall terminate upon the Employee's receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

     (c) Definition of Cause: "Cause" shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Employee, after notice thereof, to render services to the Company or Related Corporation in accordance with the terms or requirements of his or her employment; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company or Related Corporation; (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of the Company or Related Corporation which results in direct or indirect loss, damage or injury to the Company or Related Corporation; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or Related Corporation; or (vi) the commission of an act which constitutes unfair competition with the Company or Related Corporation or which induces any customer or supplier to breach a contract with the Company or Related Corporation.

5.   Death; Disability.

     (a) Death: If the Employee dies while in the employ of the Company or any Related Corporation, this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Employee's estate, personal representative or beneficiary to whom this option has been assigned by will or the laws of descent and distribution, until the earlier of (i) the specified expiration date of this option or (ii) 180 days from the date of the Employee's death.

     (b) Disability: If the Employee ceases to be employed by the Company and all Related Corporations by reason of his or her disability (as defined in the Plan), this option may be exercised, to the extent otherwise exercisable on the date of the termination of his or her employment, at any time within 180 days after such termination, but not later than the scheduled expiration date of this option.

     (c) Effect of Termination: At the expiration of the 180-day period provided in paragraph (a) or (b) of this Section 5 or the scheduled expiration date of this option, whichever is the earlier, this option shall terminate (and shall no longer be exercisable) and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

6. Partial Exercise. The Employee may exercise this option in part at any time and from time to time within the above limits, except that the Employee may not exercise this option for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid, in accordance with Paragraph 13(G) of the Plan, to permit the Employee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Employee in accordance with the terms hereof.

7.   Acquisition of the Company

     (a)   Consequences of an Acquisition.

           (i) Upon the occurrence of an Acquisition, (x) the vesting provisions of all then unvested portions of this option shall become accelerated by a period of 24 months and (y) the Board of Directors of the Company or the board of directors of the surviving or acquiring entity (as used in this Section 7(a)(i), the "Board"), shall, as to this option (on the same basis as to other options or on different bases, as the Board shall specify), make appropriate provision for the continuation of this option by the Company or the assumption of this option by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to this option either (i) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (ii) shares of stock of the surviving or acquiring corporation or (iii) such other securities as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to this option immediately preceding the Acquisition. In addition to or in lieu of the foregoing, with respect to this option, the Board may, upon written notice to the Employee, provide (a) that this option shall become immediately exercisable in full; (b) that this option must be exercised within a specified number of days of the date of such notice, at the end of which period this option shall terminate; or (c) that this option shall be terminated in exchange for a cash payment equal to the excess of the fair market value (as determined by the Board in its sole discretion) for the shares subject to this option over the exercise price hereof.

           (ii) Acquisition Defined. An "Acquisition" shall mean: (x) the sale of the Company by merger in which the shareholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other acquisition of the business of the Company, as determined by the Board.

     (b) Parachute Shares. Notwithstanding the provisions of Section 7(a)(i), if, in connection with an Acquisition described therein, a tax under Section 4999 of the Code would be imposed on the Employee (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), then the number of shares under this option which shall become exercisable, realizable or vested as provided in such section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Employee (the shares not becoming so accelerated, realizable or vested, the "Parachute Shares"); provided, however, that if the "aggregate present value" of the Parachute Shares would exceed the tax that, but for this sentence, would be imposed on the Employee under Section 4999 of the Code in connection with the Acquisition, then the shares shall become exercisable, realizable and vested in accordance with Section 7(a)(i), without regard to the provisions of this sentence. For purposes of the preceding sentence, the "aggregate present value" of the Parachute Shares shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 7(b) shall be made by the Company.

8.   Payment of Price.

     (a) Payment Methods: The option price shall be paid in the following manner:

           (i)    in United States dollars in cash or by check;

           (ii) subject to Section 8(b) below, by delivery of shares of the Company's Common Stock having a fair market value (as determined by the Board of Directors of the Company or a committee appointed by the Board of Directors) equal as of the date of exercise to the cash exercise price of the option;

           (iii) by delivery of an assignment satisfactory in form and substance to the Company of a sufficient amount of the proceeds from the sale of the Option Shares and an instruction to the broker or selling agent to pay that amount to the Company; or

           (iv)   by any combination of the foregoing.

     (b) Limitations on Payment by Delivery of Common Stock: If the Employee delivers Common Stock held by the Employee ("Old Stock") to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Employee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Employee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Employee free of any substantial risk of forfeiture for at least six months.

9. Restrictions on Resale. Until the Option Shares are registered under the Securities Act of 1933, as amended (the "Act"), they will be of an illiquid nature and will be deemed to be "restricted securities" for purposes of the Act. Accordingly, such shares must be sold in compliance with the registration requirements of such Act or an exemption therefrom.

10. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to
Section 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

11. Option Not Transferable. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Employee's lifetime only the Employee can exercise this option.

12. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Employee to exercise it.

13. No Obligation to Continue Employment. Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company or any Related Corporation to continue the Employee in employment.

14. No Rights as Stockholder until Exercise. The Employee shall have no rights as a stockholder with respect to the Option Shares until the date of issuance of a stock certificate to the Employee. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

15. Capital Changes and Business Successions. The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

16. Early Disposition. If the cover page of this option specifies that it is an Incentive Stock Option, the Employee agrees to notify the Company in writing immediately after the Employee transfers any Option Shares, if such transfer occurs on or before the later of (a) the date two years after the date of this Agreement or (b) the date one year after the date the Employee acquired such Option Shares. The Employee also agrees to provide the Company with any information concerning any such transfer required by the Company for tax purposes.

17. Withholding Taxes. If the Company or any Related Corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, the making of a Disqualifying Disposition (as defined in the Plan), the vesting or transfer of Option Shares acquired on the exercise of this option, or the making of a distribution or other payment with respect to the Option Shares, the Employee hereby agrees that the Company or any Related Corporation may withhold from the Employee's wages or other remuneration the appropriate amount of tax. At the discretion of the Company or Related Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Employee on exercise of this option. The Employee further agrees that, if the Company or any Related Corporation does not withhold an amount from the Employee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Related Corporation, the Employee will make reimbursement on demand, in cash, for the amount underwithheld.

18. Provision of Documentation to Employee. By signing this Agreement the Employee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

19.   Miscellaneous.

      (a) Notices: All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

      (b) Entire Agreement; Modification: This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

      (c) Severability: The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

      (d) Successors and Assigns: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 11 hereof.

      (e) Governing Law: This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof.

      (f) Legends: The Company may place a legend or legends on any stock certificate delivered to any holder of Option Shares reflecting the restrictions on transfer provided in this Agreement.
================================================================================